                                                                   Exhibit 10.93

                    GENERAL RELEASE AND SETTLEMENT AGREEMENT

          This General Release and Settlement Agreement (hereinafter "Agreement") is made and entered into in Campbell, California by and between James J. Sobczak (hereinafter "EMPLOYEE") and P-Com, Inc. (hereinafter
"EMPLOYER") on April ,   2002 as of January 10, 2002. (EMPLOYEE and EMPLOYER are
                      --
sometimes hereinafter referred to collectively as the "Parties.")

                                    RECITALS

     A. EMPLOYEE was for a period of time an employee and member of the Board of Directors of EMPLOYER;

     B. EMPLOYEE's employment with EMPLOYER terminated January 10, 2002 and EMPLOYEE's resignation from the Board of Directors of EMPLOYER was effective January 10, 2002;

     C. EMPLOYEE and EMPLOYER agree that EMPLOYEE has already been paid in full all amounts due to him for salary and Paid Time Off accrued through January 10, 2002;

     D. EMPLOYEE and EMPLOYER wish to resolve permanently and amicably any and all disputes arising or which may ever arise out of EMPLOYEE's employment with and membership of the Board of Directors of EMPLOYER.

     NOW, THEREFORE, for and in consideration of the mutual agreements contained in the following paragraphs, EMPLOYER and EMPLOYEE agree as follows:

     1. Additional Benefits. EMPLOYER agrees to give to EMPLOYEE the following consideration:

          a. Payments equivalent to a continuation of his salary, at the rate of $[*] per annum (less applicable employee contributions for health insurance and employment and income tax withholding) in equal installments, from January 12, 2002 through July 10, 2003. Such payments shall be made on the dates of EMPLOYER's standard biweekly salary payment dates. If any such payment date has passed before this Agreement is signed, the missed payment or payments shall be made on or before the following standard biweekly salary payment date. The payments called for by this subsection (a) [*]. However, any of these payments will immediately terminate in the event you fail to abide by the obligations in
Section 2 of this Agreement.

          b. If approved by the Board of Directors of EMPLOYER following the end of the calendar year 2002, your annual target bonus for 2002 pro rated as of January 10, 2002.

          [*] Confidential treatment requested

          c. The parties acknowledge that EMPLOYEE is indebted to EMPLOYER in the amount of $250,000 as evidenced by that certain Promissory Note dated May 3, 2000 issued by EMPLOYEE in favor of EMPLOYER. EMPLOYER and EMPLOYEE have agreed to modify the principle amount and EMPLOYEE's terms of repayment of the May 3, 200 Promissory Note as evidenced by the new note attached hereto and executed of even date herewith (the "April 2002 Promissory Note"). [*]

          d. EMPLOYER shall pay on EMPLOYEE's behalf, for the period from January 12, 2002 through [*], the required premium (less employee contribution) for COBRA benefits coverage for EMPLOYEE and eligible dependents at the same level of COBRA-eligible benefits (exclusive of any supplemental benefits which in the past were purchased with voluntary cafeteria plan contributions) as EMPLOYEE and eligible dependents had had on January 11, 2002. (With respect to supplemental benefits which have in the past been purchased with voluntary cafeteria plan contributions, EMPLOYEE shall have the right, at his own discretion and expense, to continue to fund them under COBRA. If EMPLOYEE wishes, he may make such COBRA payments directly to EMPLOYER. In the alternative, he may make such COBRA payments through voluntary cafeteria plan contributions made between January 12, 2002 and [*], but only if (i) EMPLOYER's cafeteria plan does not prohibit such continued contributions and (ii) the contributions are made at EMPLOYEE's express request by deduction from the subsection (a) biweekly payments. However, it is acknowledged that any such voluntary cafeteria plan contributions made between January 12, 2002 and [*] shall not be tax deductible by EMPLOYEE under Internal Revenue Code Section 125.) Nonetheless, if before [*] EMPLOYEE commences new employment with equivalent or better benefits coverage, he agrees to inform EMPLOYER immediately, and thereafter EMPLOYER shall no longer be required to make the payments called for by this subsection (c). It is agreed that after EMPLOYER's payments under this subsection (c) end, EMPLOYEE shall have the right, at his own discretion, expense and risk to continue or not to continue his and eligible dependents' COBRA benefits through [*] , as provided by law. It is acknowledged that EMPLOYEE cannot contribute to EMPLOYER's 401(k) plan or participate in EMPLOYER's employee stock purchase plan after January 10, 2002.

          e. Notwithstanding the cessation of EMPLOYEE's service, EMPLOYEE's (i) unvested options to purchase common stock of EMPLOYER shall continue to vest and
(ii) those options in (i) plus options already vested as of January 10, 2002, shall be exercisable in accordance with EMPLOYERS 1995 Stock Option/Stock Issuance Plan from January 10, 2002, through [*]. EMPLOYEE does not hold or have any right to receive any other EMPLOYER stock options, or have any right to receive any other EMPLOYER stock.

          [*] Confidential treatment requested

     2. Secrecy and Non-disparagement. EMPLOYEE promises and agrees that, unless compelled by legal process or otherwise required by law, EMPLOYEE will not disclose to others and will keep confidential the terms of this Agreement, including the amounts referred to in this Agreement, except that EMPLOYEE may disclose this information to EMPLOYEE's spouse and to EMPLOYEE's attorneys, accountants and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which EMPLOYEE has consulted such professional advisors. EMPLOYEE expressly promises and agrees that EMPLOYEE will not disclose to any future, present or former employees of EMPLOYER the terms of this Agreement. The Parties acknowledge that EMPLOYER's policy with respect to references is to solely give dates of service. EMPLOYER shall continue this policy with respect to reference requests on behalf of EMPLOYEE. EMPLOYER agrees not to make any statements about EMPLOYEE which are decrying or disparaging. EMPLOYEE further agrees not to make any statements about EMPLOYER or its management which are decrying or disparaging.

     3. Definition of "Claims". For purposes of this Agreement, "Claims" shall mean any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, losses, settlements, judgments, costs, or expenses of any nature whatsoever, whether known or unknown, fixed or contingent, which heretofore have existed or now exist or may in the future exist, all to the extent arising out of, relating to or based upon EMPLOYEE's employment with EMPLOYER or the cessation or termination of that employment; provided, however, that "Claims" shall not include matters relating to the indemnification provisions of EMPLOYER's certificate of incorporation, bylaws or other similar corporate documents or any indemnification otherwise provided by law; and provided further that "Claims" shall not include matters relating to EMPLOYEE's rights under or arising out of this Agreement.

     4. EMPLOYEE Release.

          a. Release. EMPLOYEE, for EMPLOYEE and for EMPLOYEE's relatives, spouse, legal representatives, agents, attorneys, heirs, executors, administrators, assigns and affiliates, past and present and future, and each of them, does hereby fully and forever release and discharge EMPLOYER and each of EMPLOYER's present and former shareholders, parents, subsidiaries, related entities, predecessors, successors, officers, directors, employees, agents, attorneys, partners, affiliates and assigns (collectively with EMPLOYER, the "Primary EMPLOYER Releasees"), and each of them, and the Primary EMPLOYER Releasees' spouses, relatives, heirs, executors, administrators, legal representatives, officers, directors, employees, agents, attorneys, predecessors, successors, assigns, shareholders, partners, parents, subsidiaries, related entities and affiliates, past and present, and all persons acting by, through, under, or in concert with them, or any of them (collectively, together with the Primary EMPLOYER Releasees, the "EMPLOYER Releasees"), with respect to any and all Claims which EMPLOYEE now has or may hereafter have against the EMPLOYER Releasees, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof.

          [*] Confidential treatment requested

(It is expressly agreed that EMPLOYEE's rights under the agreements, instruments and laws expressly identified in Section 3 and Section 11 as not being part of "Claims" or superseded are not released hereunder.) The Parties specifically understand, acknowledge and agree that this is a full and final release, applying to all of EMPLOYEE's Claims, whether known or unknown, against the EMPLOYER Releasees, or any of them. EMPLOYEE understands and agrees that EMPLOYEE is waiving any rights EMPLOYEE may have had, now has, or in the future may have to pursue any and all remedies available to EMPLOYEE under any employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, California Labor Code Section 1197.5, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, the Americans with Disabilities Act, and any other laws and regulations relating to employment or employment discrimination. EMPLOYEE hereby expressly and voluntarily waives all rights or benefits that EMPLOYEE might otherwise have under the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows, and under all federal, state and/or common-law statutes or principles of similar effect:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

This Agreement is in full accord, satisfaction and discharge of all of EMPLOYEE's Claims against the EMPLOYER Releasees, or any of them. This Agreement has been executed with the express intention of effectuating the full and final extinguishment of all such Claims.

          b. No Suit or Cooperation. EMPLOYEE represents, warrants, covenants and agrees that EMPLOYEE will not, at any time hereafter, initiate, assign, maintain or prosecute, or knowingly aid in the initiation, assignment, maintenance or prosecution of any action, claim, demand or cause of action against the EMPLOYER Releasees, or any of them (or against any other person or entity, if such action, claim, demand or cause of action materially adversely affects or might materially adversely affect EMPLOYER), arising from, or relating to, or in any way connected with any matter which occurred before today (including without limitation all Claims and the pending or any future class action litigation). EMPLOYEE further represents and warrants that neither EMPLOYEE nor EMPLOYEE's relatives, spouse, legal representatives, agents, attorneys, assigns or affiliates, past or present, has instituted any action or claim against the EMPLOYER Releasees, or any of them, with respect to any matter. EMPLOYEE agrees that if EMPLOYEE violates this Section 4.b in any manner or in any manner asserts against the EMPLOYER Releasees, or any of them, any of the Claims released hereunder, then EMPLOYEE will pay to the EMPLOYER Releasees, and each of them, in addition to any other damages caused to the EMPLOYER Releasees thereby, all attorneys' fees incurred by the EMPLOYER Releasees in defending or otherwise responding to said action, etc. or Claim.

          [*] Confidential treatment requested

          c. No Prior Assignments. EMPLOYEE represents and warrants that there has been no assignment or other transfer of any interest in any Claim which EMPLOYEE may have against the EMPLOYER Releasees, or any of them, and EMPLOYEE agrees to defend, indemnify and hold the EMPLOYER Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by the EMPLOYER Releasees, or any of them, as a result of any person asserting any such assignment or transfer. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery by the EMPLOYER Releasees under the indemnity, and that this indemnity shall be payable as incurred and on demand.

          d. Denial of Liability and Obligation. This Agreement is not intended to and shall not constitute any admission or concession of any kind by EMPLOYER or any other person as to the existence of any liability or obligation to EMPLOYEE under any Claim. The EMPLOYER Releasees specifically deny the existence of any such liability or obligation to EMPLOYEE.

     5. Full Defense. It is specifically understood and agreed that this Agreement may be pleaded as a full and complete defense to and may be used as the basis for an injunction against any action, arbitration, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement.

     6. Assumption of Risk as to Facts. The Parties both understand that if the facts with respect to which they are executing this Agreement are later found to be other than or different from the facts both or either of them now believe to be true, they expressly accept and assume the risk of such possible difference in fact and agree that this Agreement shall remain effective despite any difference of fact.

     7. Resignation. EMPLOYEE hereby confirms his resignation, effective January 10, 2002, as an employee and from all positions as an officer of EMPLOYER and any and all of its direct and indirect subsidiaries, and his resignation, January 10, 2002, as a member of the Board of Director's of EMPLOYER.

     8. Consultation. EMPLOYEE agrees to provide consultation and advice to EMPLOYER at mutually acceptable times and locations in connection with the transition period until EMPLOYEE's successor is well established, or in connection with any acquisition of EMPLOYER; but in no event shall EMPLOYEE be required to provide consultation and advice to such an extent that it interferes with any new employment that he has, nor in any event after [*].

     9. No Outside Representations. No representation, warranty, condition, promise, understanding or agreement of any kind with respect to the subject matter hereof has been made by any Party, nor shall any such be relied upon by any Party, except those contained herein. There were no inducements to enter into this Agreement, except for what is expressly set forth in this Agreement.

     [*] Confidential treatment requested

     10. Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties and the Parties' respective spouse, agents, relatives, employees, officers, directors, shareholders, parents, subsidiaries, related entities, affiliates, attorneys, partners, legal representatives, heirs, executors, administrators, successors and assigns.

     11. Entire Agreement. This Agreement represents and contains the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement (which is deemed to include, without limitation, EMPLOYEE's employment with EMPLOYER, all rights and benefits in connection therewith, all written or oral contracts relating thereto, and all matters relating to the cessation or termination of such employment), and supersedes any and all prior or contemporaneous oral and written negotiations, agreements and understandings. (The Parties hereby confirm that this Agreement does not in any way supersede the written Proprietary Information and Inventions Agreement dated September 8, 1999 between EMPLOYER and EMPLOYEE, nor does it supersede the indemnification provisions of EMPLOYER's certificate of incorporation, bylaws or other similar corporate documents or any indemnification otherwise provided by law, nor does it supersede any written agreement by EMPLOYEE to comply with EMPLOYER policies.) This Agreement may not be amended or modified or waived except by an agreement signed by both Parties.

     12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

     13. Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the Parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

     14. California Law. This Agreement is made pursuant to, and shall be governed by, the internal laws of the State of California.

     15. Tax Consequences. EMPLOYER shall have no obligation to EMPLOYEE with respect to any tax obligations incurred as the result of or attributable to this Agreement or arising from any payments made or to be made hereunder. Any payments made pursuant to this Agreement shall be subject to such withholding and reports as may be required by any then-applicable laws or regulations of any state or federal taxing authority.

     [*] Confidential treatment requested

     16. Waiver. No waiver of any provision of this Agreement shall be binding unless and until set forth expressly in writing and signed by the waiving Party. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of the same or any other term or provision. No failure or delay by a Party in exercising any right, power, or privilege hereunder or other conduct by a Party shall operate as a waiver thereof, in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power, or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

     17. Drafting Party. The provisions of this Agreement have been prepared, examined, negotiated and revised by each Party hereto. No implication shall be drawn and no provision shall be construed against any Party by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

     18. Headings. Section headings are inserted herein for convenience of reference only and in no way are to be construed to define, limit or affect the construction or interpretation of the terms of this Agreement.

     19. No Coercion. EMPLOYEE acknowledges that EMPLOYEE received this Agreement on or before January 16, 2002, and was given at least twenty-one (21) days before he signed this Agreement in which to consider this Agreement (including EMPLOYEE's waivers made in this Agreement). EMPLOYEE acknowledges that EMPLOYEE has read and understands this Agreement, and that EMPLOYEE has been encouraged to and has had the opportunity to consult an attorney and obtain independent legal advice regarding this Agreement. EMPLOYEE has not been coerced into signing this Agreement and is entering into this Agreement voluntarily and of EMPLOYEE's own free will. EMPLOYEE further acknowledges that the waivers EMPLOYEE has made in this Agreement are knowing, conscious and voluntary and are made with full appreciation that EMPLOYEE is forever foreclosed from pursuing any of the rights so waived.

     20. Temporary Right to Revoke. EMPLOYEE understands that for a period of seven (7) days after signing this Agreement EMPLOYEE has the right to revoke it and that this Agreement shall not become effective or enforceable until after those seven (7) days.

     IN WITNESS WHEREOF, the Parties have executed and delivered this General
Release and Settlement Agreement effective as of January    , 2002.
                                                         ---

     [*] Confidential treatment requested

                                         ---------------------------------------
                                         EMPLOYEE

                                         P-COM, INC.


                                         By:
                                            ------------------------------------
                                            Chairman and Chief Executive Officer

     [*] Confidential treatment requested

     PROMISSORY NOTE

                                                          Date: April     , 2002
                                                                      ----

     $100,000

          Promise to Pay. FOR VALUE RECEIVED, James Sobczak, an individual residing in the State of California (the "Borrower"), promises to pay to the order of P-COM, INC. (the "Holder") the principal sum of One Hundred Thousand Dollars and 00/100 ($100,000), without interest thereon, payable in twelve (12) equal installments of $8,333.33, commencing on July 10, 2003 and on the tenth day of each month thereafter (or next business day if the tenth day is not a business day) until paid in full. Borrower agrees that time is of the essence and if this Note is not paid when due, whether at stated maturity or by acceleration, interest shall then accrue on the unpaid principal of this Note at the rate of twelve percent (12%) per annum, compounded monthly during such period of default for so long as such event of default continues. The principal and interest represented by this Note shall be payable in immediately available fund in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. All payments hereunder shall be payable to the order of Holder at 3175 S. Winchester Boulevard, Campbell, California 95008, or to such person as shall be designated in writing from time to time by Holder. Payments received by Holder shall be applied first to the collection expenses incurred by Holder, then to interest, if any, and the balance, to principal.

          Prepayment. Borrower may prepay without permission or penalty all or any portion of the principal balance of this Note.

          Costs. Borrower promises to pay all costs incurred by Holder in the collection of this Note, including but not limited to reasonable attorneys' fees and expenses.

          Default Borrower shall be in default (an "Event of Default") under this Note on the occurrence of any of the following: (a) non-payment of any principal amount when due under this Note; (b) Borrower (i) admitting insolvency or an inability to pay her debts as they mature, (ii) making a general assignment for the benefit of creditors, (iii) commencing a case under or otherwise seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, (iv) by any act indicating his consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for her or a substantial part of her property or suffering any such receivership, trusteeship or proceeding to continue without dismissal for a period of thirty (30) days, or (v) becoming a debtor in any case under any chapter of the applicable Bankruptcy Code; (c) the occurrence of a material adverse change in the financial condition of Borrower which is not cured within ten (10) days of the date of notice from Holder to Borrower with respect to such occurrence;
     (d) the death of the undersigned. Upon the occurrence of any Event of Default, the Holder, at its sole option, may accelerate the due date of and declare the unpaid balance of this Note to be immediately due and payable without notice, presentation, demand of payment or protest, all of which are hereby expressly waived by the Borrower.

          Remedies. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUIT BROUGHT UNDER THIS NOTE BY HOLDER. Borrower hereby (i) agrees to waive any and all lack of diligence or delays in the collection or enforcement hereof and (ii) expressly consents to any extension of time for payment of this Note and any other indulgence or forbearance by Holder. Any such extension, release, substitution, indulgence, or forbearance may be made without notice to any party and without in any way affecting the personal liability of any party liable hereon. Borrower waives notice, demand for payment and presentment.

          Notice. Any notice or legal process or summons to Borrower where provided for in this Note shall be given by mailing such notice by certified mail, return receipt requested, to Borrower at 1110 Petrini Way, San Jose, California 95120 or to such other address Borrower may designate by written notice to Holder hereof. Any notice to the Holder hereof shall be given by mailing such notice by certified mail, return receipt requested, to the Holder at 3175 S. Winchester Boulevard, Campbell, California 95008, or at such other address as may have been designated by written notice to Borrower.

          Miscellaneous. This Note shall be binding upon Borrower and his heirs and successors and shall inure to the benefit of Holder and its successors and assigns. Any modifications to this Note shall be in writing and signed by the Borrower and the Holder. This Note is executed and delivered in and shall be governed by and construed in accordance with the laws of the State of California. Borrower hereby consents to the in personam jurisdiction of any court sitting in Santa Clara County. In the event that any particular provision contained herein is determined to be invalid, whether in whole or in part, the remaining provisions hereof otherwise not invalid and any partially valid provision to the extent valid or enforceable shall continue in full force and effect. Any reference herein to the singular shall include the plural, any reference to the masculine shall include the feminine gender, and any reference to "it" shall include "his," or vice versa, as the case may be.

          IN WITNESS WHEREOF, the undersigned, with full power and authority to do so, has caused these presents to be executed and delivered on the day and year first above written.

      ATTEST:                                         BORROWER:


      ---------------------------                     --------------------------
      Name:                                           JAMES SOBCZAK
      Title: